Exhibit 99.1
Simrad Yachting AS has Entered into a
Merger Agreement with Lowrance Electronics, Inc.
January 30, 2006 — Simrad Yachting AS and Lowrance Electronics, Inc. (Nasdaq: LEIX) announced today that Simrad Yachting has agreed to acquire all of the outstanding shares of Lowrance for $37 per share. The acquisition price represents an enterprise value for Lowrance of approximately $215 million and a premium of 48% over the closing price of its shares on Friday, January 27, 2006.
Under the terms of a merger agreement entered into by the parties, Navico Acquisition Corp., a newly formed wholly owned subsidiary of Simrad Yachting, will commence a cash tender offer for all of the outstanding shares of Lowrance at $37 per share and will complete a second step merger at the same price. The tender offer will be subject to a majority minimum tender condition and other customary conditions, but will not be subject to any financing conditions. After the tender offer and the merger, Lowrance will become a wholly owned subsidiary of Simrad Yachting.
The board of directors of Lowrance has unanimously approved the merger agreement, tender offer and merger and recommended that Lowrance’s stockholders tender their shares into the tender offer.
Lowrance is one of the world’s largest providers of marine electronics to leisure boats and has a particularly strong presence in the fish finders and GPS navigation systems segments of the market. In addition to marine electronic products Lowrance has produced for over 10 years hand held GPS mapping products for campers and hikers as well GPS navigation systems for the automotive and aviation markets.
Simrad Yachting is a leading provider of marine electronics to high-end leisure boats and smaller commercial vessels. Simrad Yachting is owned by Altor 2003 Fund, a Nordic based private equity fund advised by Altor Equity Partners AB, and Kongsberg Gruppen, a Norwegian based maritime electronics and defense company.
Simrad Yachting and Lowrance are highly complementary in terms of their current product offerings, segment focus and geographic footprints. Because there is very little overlap in these areas, the merger is not expected to face significant regulatory hurdles or result in significant staff reductions. Simrad Yachting believes the complementary products and geographic presence of the two companies will create a strong platform for future growth for the combined company.
Darrell Lowrance, the current Chairman and Chief Executive Officer of Lowrance who founded the company in 1957 and is still its largest shareholder, will become the Chief Executive Officer of the combined company. Jan Berner, the current Chief Executive Officer of Simrad Yachting will become Deputy Chief Executive Officer and lead the integration work. Mr. Lowrance and Ronald Weber, Executive Vice President of Engineering and Manufacturing of Lowrance, have each entered into agreements with Simrad Yachting to tender their shares (representing 16% of the outstanding shares) into the tender offer.
“I believe the merger with Simrad Yachting is in the best interests of our company and shareholders. The combination of Simrad Yachting and Lowrance will be able to leverage the technology and market position Lowrance has worked hard to develop over the last 48 years and will create additional opportunities for our employees and customers in the future. Simrad Yachting has a long history of providing high-quality marine electronics products to the commercial and high-end leisure markets and, through B&G, is the world’s leading provider of steering equipment and electronics for sail boats. We believe the existing product lines of Simrad Yachting and Lowrance are highly complementary,” said Mr. Lowrance.
“We in Simrad Yachting have learned to know Lowrance over some time, and are very impressed by the company, its management and what it has achieved. We look forward to combining the strengths of two great companies,” said Mr. Hugo Maurstad, Chairman of the Board of Simrad Yachting.
Lowrance was advised by JP Morgan and Locke Liddell & Sapp LLP.
Simrad Yachting was advised by Goldman, Sachs & Co., Sullivan & Cromwell LLP, PricewaterhouseCoopers LLP and McKinsey & Company, Inc.
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Simrad Yachting AS has Entered into a Merger Agreement with Lowrance Electronics, Inc.
January 30, 2006
Page Two
For further information, please contact:

Mr. Darrell Lowrance, Chairman and CEO, Lowrance Electronics Inc., (918) 438-8702
Mr. Hugo Maurstad, Chairman of the Board, Simrad Yachting AS, telephone +47 901 04308
About Lowrance Electronics, Inc.

Lowrance Electronics, Inc. (www.lowrance.com) designs, manufactures and markets SONAR and GPS products, digital mapping systems and accessories under the brand names “Lowrance”® and “Eagle”® Electronics, “Lowrance Automotive™” and “Lowrance Avionics”®. These products are used in the following primary product markets: marine, general consumer (which includes handheld GPS outdoor recreational use and voice turn-by-turn navigational systems for aftermarket automotive use) and aviation.
About Simrad Yachting AS

Simrad Yachting AS designs, manufactures and markets Autopilots, Communication equipment, SONAR, GPS, Radars and other instruments for use in smaller commercial vessels and larger leisure boats. The products are marketed under the brand names Simrad and B&G. Further information is available on Simrad Yachting’s website at: www.simradyachting.com.
About Altor

Altor 2003 Fund is a fund with a portfolio of EUR 650 million for which Altor Equity Partners AB acts as investment adviser. The fund specializes in investments ranging from EUR 75 to 400 million. Altor focuses on opportunities that can actively contribute to creating value through operational improvements, growth (including consolidation and Nordic/international expansion) and strategic re-positioning. Altor has an investment organization consisting of 25 individuals. Further information is available on Altor’s website at: www.altor.com.
About Kongsberg

Kongsberg Gruppen (KONGSBERG) mainly focuses on the markets for maritime electronics and defense systems. The bulk of the Group’s activities address international markets, the most important of which are Europe, the USA, the Middle East and the Far East. In 2004, the Group posted total operating revenues of NOK 6.4 billion. The Group has facilities at more than 40 locations in 24 countries, and has 4 017 employees, 898 of whom work outside Norway.
NOTICE TO INVESTORS

This announcement is neither an offer to purchase nor a solicitation of an offer to sell securities. The tender offer for the outstanding shares of Lowrance described in this press release has not commenced. At the time the tender offer is commenced Simrad Yachting and Navico will file a tender offer statement on Schedule TO with the U.S. Securities and Exchange Commission and Lowrance will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement will contain important information that should be read carefully before any decision is made with respect to the tender offer. Those materials will be made available to Lowrance stockholders at no expense to them. In addition, all of those materials (and all other offer documents filed with the SEC) will be available at no charge on the SEC’s Web site www.sec.gov.
FORWARD-LOOKING STATEMENTS

Certain statements in this announcement may constitute “forward-looking statements.” Actual results could differ materially from those projected or forecast in the forward-looking statements. The factors that could cause actual results to differ materially include the level of shareholder acceptance of the proposed transaction, any competing transactions, receipt of any required regulatory approvals for the transaction and factors which may affect the Company’s business, financial condition, results of operations, properties or prospects, including those discussed in “Risk Factors” in Lowrance’s Annual Report on Form 10-K for the most recently ended fiscal year and Lowrance’s other filings with the SEC, which are available at www.sec.gov . None of Lowrance, Simrad Yachting or Navico assumes any obligation to update the information in this announcement, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.
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